EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Christopher Miglino, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2020 of Force Protection Video Equipment Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 28, 2021	/s/ Christopher Miglino
Christopher Miglino
Interim Principal Executive Officer

EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Michael Malone, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2020 of Force Protection Video Equipment Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 28, 2021	/s/ Michael Malone
Michael Malone,
Chief Financial Officer, principal financial and accounting officer